Exhibit 5

June 26, 2015

Board of Directors

Bob Evans Farms, Inc.

8111 Smith’s Mill Road

New Albany, Ohio 43054

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to Bob Evans Farms, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on the date hereof in order to register 250,000 shares of common stock, par value $.01 per share (the “Common Stock”), under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), for issuance and delivery pursuant to awards to be granted under the Bob Evans Farms, Inc. Amended and Restated 2010 Equity and Cash Incentive Plan (the “Plan”).

In connection with rendering this opinion, I have examined, to the extent deemed necessary, originals or copies of: (a) the Registration Statement; (b) the Plan; (c) the Company’s Restated Certificate of Incorporation, as currently in effect (the “Certificate”); (d) the Company’s Amended and Restated By-Laws, as currently in effect (the “By-Laws”); and (e) certain corporate records of the Company, including resolutions adopted by the directors of the Company and by the shareholders of the Company. I have also relied upon such oral or written statements and representations of the officers of the Company and examined such certificates of public officials and authorities of law as I have deemed relevant as a basis for this opinion.

In my examination of the aforesaid records, documents and certificates, I have assumed, without independent investigation, the authenticity of all records, documents and certificates examined by me, the correctness of the information contained in all records, documents and certificates examined, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted as copies (whether certified, conformed, photo static or by other electronic means) of records, documents or certificates.

I have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, I have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under the Delaware General Corporation Law and the Company’s Certificate and By-Laws.

Based upon and subject to the foregoing and subject to the qualifications and limitations set forth below, as of the date hereof, I am of the opinion that the 250,000 shares of Common Stock to be registered under the Act pursuant to the Registration Statement for issuance and delivery under the Plan, when issued, delivered and paid for, as appropriate, in the manner provided and for the consideration, if any, prescribed in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.

This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

This opinion is furnished by us solely for the benefit of the Company in connection with the issuance of the 550,000 shares of Common Stock covered by the Registration Statement pursuant to the Plan and the filing of the Registration Statement and any amendments thereto.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

Sincerely,

Bob Evans Farms, Inc.

/s/ Kevin C. O’Neil

Vice President, Associate General Counsel and
Assistant Secretary